Exhibit 24.4
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Morris Goldfarb, Wayne S. Miller and Neal S. Nackman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full powers and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Thomas J. Brosig	October 23, 2009

Thomas J. Brosig